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                                                                    EXHIBIT 10.1


                                   $15,000,000

                    REVOLVING CREDIT AND GUARANTEE AGREEMENT

                                      among

                                  IMPATH INC.,

                                  as Borrower,

                        IMPATH PREDICTIVE ONCOLOGY, INC.,
                        MEDICAL REGISTRY SERVICES, INC.,
                       IMPATH INFORMATION SERVICES, INC.,
                              TAMTRON CORPORATION,
                                       and
                         IMPATH PHYSICIAN SERVICES, INC.

                                 as Guarantors,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                               FLEET NATIONAL BANK
                             as Administrative Agent

                         Dated as of September 30, 2003


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
                                TABLE OF CONTENTS


                                                                                                                              PAGE

Section 1.           DEFINITIONS.................................................................................................2

           1.1       Defined Terms...............................................................................................2

           1.2       Other Definitional Provisions..............................................................................14

Section 2.           REVOLVING CREDIT FACILITY:  AMOUNT AND TERMS OF COMMITMENTS................................................15

           2.1       Revolving Credit Commitments...............................................................................15

           2.2       Procedure for Revolving Credit Borrowing...................................................................15

           2.3       Repayment of Loans; Evidence of Debt.......................................................................16

           2.4       Fees, etc..................................................................................................16

           2.5       Termination or Reduction of Revolving Credit Commitments...................................................17

           2.6       Optional Prepayments.......................................................................................17

           2.7       Mandatory Prepayments and Commitment Reductions............................................................17

           2.8       Interest Rates and Payment Dates...........................................................................17

           2.9       Computation of Interest and Fees...........................................................................18

           2.10      Pro Rata Treatment and Payments............................................................................18

           2.11      Taxes......................................................................................................19

           2.12      Change of Lending Office...................................................................................21

Section 3.           LETTERS OF CREDIT..........................................................................................21

           3.1       L/C Commitment.............................................................................................21

           3.2       Procedure for Issuance of Letter of Credit.................................................................21

           3.3       Fees and Other Charges.....................................................................................22

           3.4       L/C Participations.........................................................................................22

           3.5       Reimbursement Obligation of the Borrower...................................................................23

           3.6       Obligations Absolute.......................................................................................23

           3.7       Letter of Credit Payments..................................................................................24

           3.8       Applications...............................................................................................24

Section 4.           PRIORITY AND LIENS.........................................................................................24

           4.1       Priority and Liens.........................................................................................24

           4.2       Security Interest in Accounts..............................................................................25

           4.3       Payment of Obligations.....................................................................................25

                                       i

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                              PAGE

           4.4       No Discharge; Survival of Claims...........................................................................25

Section 5.           REPRESENTATIONS AND WARRANTIES.............................................................................26

           5.1       Financial Condition........................................................................................26

           5.2       No Change..................................................................................................26

           5.3       Corporate Existence; Compliance with Law...................................................................26

           5.4       Corporate Power; Authorization; Enforceable Obligations....................................................26

           5.5       No Legal Bar...............................................................................................27

           5.6       No Material Litigation.....................................................................................27

           5.7       Ownership of Property; Liens...............................................................................27

           5.8       Intellectual Property......................................................................................27

           5.9       Taxes......................................................................................................27

           5.10      Federal Regulations........................................................................................28

           5.11      Labor Matters..............................................................................................28

           5.12      ERISA......................................................................................................28

           5.13      Investment Company Act; Other Regulations..................................................................28

           5.14      Subsidiaries...............................................................................................29

           5.15      Use of Proceeds............................................................................................29

           5.16      Environmental Matters......................................................................................29

           5.17      Accuracy of Information, etc...............................................................................30

           5.18      Regulation H...............................................................................................30

Section 6.           CONDITIONS PRECEDENT.......................................................................................30

           6.1       Conditions to Initial Revolving Extension of Credit........................................................30

           6.2       Conditions to Each Revolving Extension of Credit...........................................................32

Section 7.           AFFIRMATIVE COVENANTS......................................................................................33

           7.1       Financial Statements.......................................................................................33

           7.2       Certificates; Other Information............................................................................34

           7.3       Collateral Audit...........................................................................................35

           7.4       Payment of Obligations.....................................................................................36

           7.5       Conduct of Business and Maintenance of Existence, etc......................................................36

           7.6       Maintenance of Property; Insurance.........................................................................36


                                       ii

                              TABLE OF CONTENTS
                                  (continued)

                                                                                                                              PAGE

           7.7       Inspection of Property; Books and Records; Discussions.....................................................36

           7.8       Notices....................................................................................................36

           7.9       Environmental Laws.........................................................................................37

           7.10      Further Assurances.........................................................................................38

           7.11      Retention of Chief Restructuring Officer...................................................................38

           7.12      Retention of Investment Bankers............................................................................38

           7.13      Cash Management System.....................................................................................38

           7.14      Consultants................................................................................................38

Section 8.           NEGATIVE COVENANTS.........................................................................................39

           8.1       Compliance with Budget.....................................................................................39

           8.2       Limitation on Indebtedness.................................................................................39

           8.3       Limitation on Liens........................................................................................39

           8.4       Limitation on Fundamental Changes..........................................................................40

           8.5       Limitation on Disposition of Property......................................................................40

           8.6       Limitation on Restricted Payments..........................................................................41

           8.7       Limitation on Capital Expenditures.........................................................................41

           8.8       Limitation on Investments..................................................................................41

           8.9       Limitation on Transactions with Affiliates.................................................................41

           8.10      Limitation on Sales and Leasebacks.........................................................................42

           8.11      Limitation on Changes in Fiscal Periods....................................................................42

           8.12      Limitation on Restrictions on Subsidiary Distributions.....................................................42

           8.13      Limitation on Lines of Business............................................................................42

           8.14      Cash Collateral Account....................................................................................42

           8.15      Health-Care-Insurance Receivables Account..................................................................42

           8.16      Chapter 11 Claims; Payment of Pre-Petition Date Claims.....................................................42

           8.17      Proceeds of Revolving Credit Loans.........................................................................43

           8.18      Reclamation Claims; Bankruptcy Code Section 546(g) Agreements..............................................43

           8.19      Reserve Account............................................................................................43

Section 9.           EVENTS OF DEFAULT..........................................................................................43

Section 10.          THE ADMINISTRATIVE AGENT...................................................................................47


                                       iii

                              TABLE OF CONTENTS
                                  (continued)

                                                                                                                              PAGE

           10.1      Appointment................................................................................................47

           10.2      Delegation of Duties.......................................................................................48

           10.3      Exculpatory Provisions.....................................................................................48

           10.4      Reliance by Agents.........................................................................................48

           10.5      Notice of Default..........................................................................................49

           10.6      Non-Reliance on Administrative Agent and Other Lenders.....................................................49

           10.7      Indemnification............................................................................................49

           10.8      Administrative Agent in Its Individual Capacity............................................................50

           10.9      Successor Administrative Agent.............................................................................50

           10.10     Authorization to Release Liens and Guarantees..............................................................50

Section 11.          GUARANTEE..................................................................................................51

           11.1      Guarantee..................................................................................................51

           11.2      No Impairment of Guarantee.................................................................................52

           11.3      Subrogation................................................................................................52

Section 12.          REMEDIES; APPLICATION OF PROCEEDS..........................................................................52

           12.1      Remedies; Obtaining the Collateral Upon Default............................................................52

           12.2      Remedies; Disposition of the Collateral....................................................................53

           12.3      Application of Proceeds....................................................................................54

           12.4      WAIVER OF CLAIMS...........................................................................................54

           12.5      Remedies Cumulative........................................................................................55

           12.6      Discontinuance of Proceedings..............................................................................55

Section 13.          MISCELLANEOUS..............................................................................................56

           13.1      Amendments and Waivers.....................................................................................56

           13.2      Notices....................................................................................................57

           13.3      No Waiver; Cumulative Remedies.............................................................................58

           13.4      Survival of Representations and Warranties.................................................................58

           13.5      Payment of Expenses........................................................................................58

           13.6      Successors and Assigns; Participations and Assignments.....................................................59

           13.7      Adjustments; Set-off.......................................................................................61

           13.8      Counterparts...............................................................................................62


                                       iv

                              TABLE OF CONTENTS
                                  (continued)

                                                                                                                              PAGE

           13.9      Severability...............................................................................................62

           13.10     Integration................................................................................................62

           13.11     GOVERNING LAW..............................................................................................62

           13.12     Submission To Jurisdiction; Waivers........................................................................62

           13.13     Acknowledgments............................................................................................63

           13.14     Absence of Prejudice with Respect to Matters Before the Bankruptcy Court...................................63

           13.15     Confidentiality............................................................................................63

           13.16     Accounting Changes.........................................................................................64

           13.17     WAIVERS OF JURY TRIAL......................................................................................64



SCHEDULES:

Schedule 1 ..........  Commitments
Schedule 5.3(c)......  Qualification as a Foreign Corporation
Schedule 5.3(d)......  Requirements of Law
Schedule 5.6.........  Litigations
Schedule 5.9.........  Taxes
Schedule 5.14........  Subsidiaries
Schedule 5.16........  Environmental Matters
Schedule 8.2(c)......  Outstanding Indebtedness
Schedule 8.8(a)......  Existing Investments
Schedule 8.14 .......  Accounts

EXHIBITS:

Exhibit A  ..........  Form of Compliance Certificate
Exhibit B  ..........  Form of Interim Order
Exhibit C  ..........  Form of Note
Exhibit D  ..........  Form of Exemption Certificate
Exhibit E  ..........  Form of Closing Certificate
Exhibit F  ..........  Form of Legal Opinion
Exhibit G  ..........  Form of Assignment and Acceptance
Exhibit H  ..........  Form of Collateral Certificate
Exhibit I  ..........  Form of Budget

           REVOLVING CREDIT AND GUARANTEE AGREEMENT, dated as of September 30, 2003 (the "Agreement"), by and among IMPATH INC., a Delaware corporation (the "Borrower"), IMPATH PREDICTIVE ONCOLOGY, INC., a Delaware corporation, MEDICAL REGISTRY SERVICES, INC. a Delaware corporation, IMPATH INFORMATION SERVICES, INC., a Delaware corporation, TAMTRON CORPORATION, a California corporation and IMPATH PHYSICIAN SERVICES, INC., a Delaware corporation (the "Guarantors"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, on September 28, 2003 (the "Petition Date"), the Borrower and the Guarantors filed voluntary petitions under Section 301 of the Bankruptcy Code with the Bankruptcy Court initiating their Chapter 11 cases (the "Cases") and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

           WHEREAS, the Borrower has requested that the Lenders make available a revolving credit and guarantee facility in an aggregate principal amount not to exceed $15,000,000 (the "Revolving Credit Facility"), under which all of the Borrower's obligations are guaranteed by the Guarantors, and the proceeds of which will be used (a) for the working capital and other corporate needs of the Borrower and the Guarantors in accordance with the terms of the Budget and (b) for payment of Chapter 11 expenses, including professional fees, in each case subject to the terms of this Agreement, the Orders and the Budget;

           WHEREAS, to provide security for the repayment and reimbursement of Revolving Extensions of Credit and the payment of the other Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors shall provide to the Administrative Agent (for the ratable benefit of the Lenders), pursuant to this Agreement and the Orders, the following (each as more fully described herein):

          (a) an allowed administrative expense claim in the Cases pursuant to
     Section 364(c)(1) of the Bankruptcy Code having a superpriority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

          (b) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered Property of the Borrower and the Guarantors and all cash and cash equivalents in the Cash Collateral Account and Health-Care-Insurance Receivables Account;

          (c) a perfected second priority Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all Property of the Borrower and the Guarantors (other than property of the Borrower and the Guarantors subject to Liens securing the Prepetition Obligations) that is otherwise subject to valid and perfected Liens in existence on the Petition Date and subject to other Liens permitted to exist hereunder; and

          (d) a perfected first priority priming Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all Property of the Borrower and the Guarantors that is subject to the Liens securing the Prepetition Obligations and any Liens granted after the Petition Date to provide adequate protection in respect of such obligations;

           WHEREAS, all of the claims and the Liens granted hereunder and pursuant to the Orders to the Administrative Agent and the Lenders shall be subject to the Carve-Out; and

           WHEREAS, the Lenders are willing to make such credit facility available upon and subject to the terms and conditions hereinafter set forth;

           NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             Section 1. DEFINITIONS

           1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "Accounts": as to any Person, any "accounts" (as such term is defined in Section 9-102(2) of the Uniform Commercial Code as in effect on the date hereof in the State of New York) now or hereafter owned by such Person.

          "Administrative Agent": as defined in the preamble hereto.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Amended Budget": is defined in Section 7.2(c).

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 8.5) of the Borrower or any of its Subsidiaries.

          "Assignee": as defined in Section 13.6(c).

          "Assignment and Acceptance": an assignment and acceptance substantially in the form of Exhibit G hereto.

          "Assignor": as defined in Section 13.6(c).

          "Available Revolving Credit Commitment": with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

          "Bankruptcy Code": The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C.ss.ss.101 et seq.

          "Bankruptcy Court": The United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Cases from time to time.

          "Benefited Lender": as defined in Section 13.7.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).


          "Borrower": as defined in the preamble hereto.


          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Revolving Credit Loans hereunder.

          "Budget": the budget and other cash flow and financial projections of the Borrower covering the period from Petition Date through December 26, 2003 and itemizing on a weekly basis all revenues projected to be received and all expenditures proposed to be made during such periods and other cash flow and financial projections, and all Amended Budgets, substantially in the form of Exhibit I hereto, delivered and accepted pursuant to Section 7.2(c), which shall at all times be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          "Business": as defined in Section 5.16(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

          "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Carve-Out": as defined in Section 4.1(a).

          "Cases": as defined in the recitals hereto.

          "Cash Collateral": the meaning set forth in Section 363(a) of the Bankruptcy Code.

          "Cash Collateral Account": the account established by the Borrower under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent designated as "IMPATH Inc., Debtor-in-Possession Cash Collateral Account" or other similar title.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;
     (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Closing Date": the date on which the conditions precedent set forth in Section 6.1 shall have been satisfied, which date shall be no later than October 3, 2003.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.


          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by this Agreement and the Orders.

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

          "Confirmation Order": an order of the Bankruptcy Court confirming a Plan of Reorganization in any of the Cases.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Core 363 Sale": one or more transactions pursuant to which one or more purchasers acquire, in a single transaction, all or substantially all of the assets of IMPATH Physician Services, Inc., IMPATH Predictive Oncology, Inc. and IMPATH Physicians Network L.L.C., free and clear of all claims, liens and encumbrances, pursuant to a sale under Sections 363 and 365 of the Bankruptcy Code or otherwise.

          "Debtors": the Borrower and the Guarantors.

          "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Derivatives Counterparty": as defined in Section 8.6.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$": lawful currency of the United States of America.

          "Effective Date": the effective date of a Plan of Reorganization.

          "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Final Order": an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and granting the Liens and Super-Priority Claims in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of the Interim Order, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

          "Financial Advisor": Carl Marks Consulting Group LLC or another financial advisor retained by, and in the sole discretion of, the Administrative Agent.

          "Forensic Accountant": Jay Golden and Associates or another forensic accountant retained by or on behalf of the Borrower, its Subsidiaries and/or the Borrower's board of directors or a committee thereof.

          "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of
     Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.1.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors": as defined in the preamble hereto.

          "Health-Care-Insurance Receivables Account": the account established by the Borrower under the sole and exclusive control of the Borrower maintained at JP MorganChase Bank (a non-Lender Bank) designated as "IMPATH Inc., Health-Care-Insurance Receivables Account" which shall be used solely for receipt of Health-Care-Insurance Receivables, in accordance with
     Section 7.12.

          "Health-Care-Insurance Receivable": as to any Person, any "health-care-insurance receivable" (as such term is defined in Section 9-102(46) of the Uniform Commercial Code as in effect on the date hereof in the State of New York) now or hereafter owned by such Person.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries that is held by any Person other than the issuer thereof and its Wholly Owned Subsidiaries.

          "Indemnified Liabilities": as defined in Section 13.5.

          "Indemnitee": as defined in Section 13.5.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": the last day of each month.

          "Interim Order": an order of the Bankruptcy Court entered in the Cases, after notice and a hearing conducted in accordance with Bankruptcy Rule 4001(c), granting interim approval of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and granting the Liens and Super-Priority Claims in favor of the Administrative Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit B, and otherwise in form and substance reasonably satisfactory to the Agents.

          "Inventory": as to any Person, any "inventory" (as such term is defined in Section 9-102(48) of the Uniform Commercial Code as in effect on the date hereof in the State of New York) now or hereafter owned by such Person.

          "Investment": as defined in Section 8.8.

          "Investment Bankers": Asante Capital Advisors, with respect to the Non-Core 363 Sale, Miller Buckfire Lewis Ying, with respect to the Core 363 Sale, or another investment banker retained by the Borrower and satisfactory to the Administrative Agent.

          "Issuing Lender": Fleet National Bank or any other Lender who has agreed with the Administrative Agent and the Borrower to be bound to the terms of this Agreement relative to being an Issuing Lender, in their respective capacities as the issuers of Letters of Credit hereunder.

          "LC Commitment": $1,000,000.

          "LC Disbursement": any payment made by any Issuing Lender pursuant to a Letter of Credit.

          "LC Exposure": at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all Reimbursement Obligations.

          "LC Fee Payment Date": the last day of each month and the last day of the Revolving Credit Commitment Period.

          "LC Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit plus (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "LC Participant": the collective reference to the Lenders other than the Issuing Lender.

          "Lenders": as defined in the preamble hereto.

          "Letters of Credit": as defined in Section 3.1(a).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": this Agreement, the Notes, and all documents executed in connection therewith, including, without limitation, all promissory notes, guarantees, mortgages, debentures, security agreements and pledge agreements.

          "Loan Parties": the Borrower, each Guarantor and any other Subsidiary of the Borrower that is or becomes a party to any Loan Document.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, Property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform the obligations under the Orders and the Loan Documents, (c) the validity or enforceability of the Orders or any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under the Orders and the Loan Documents or (e) timely payment of the principal of or interest on the Revolving Credit Loans or other amounts payable in connection therewith

          "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of an aggregate of $500,000 during the term of this Agreement for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, in any case pursuant to any Environmental Law or with respect to any Materials of Environmental Concern.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Maturity Date": March 26, 2004.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": in connection with any Asset Sale, Recovery Event or Tax Refund, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, Recovery Event or Tax Refund, net of investment banking or other reasonable fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event or pursuant to the Orders and taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

          "Non-Core 363 Sale": one or more transactions pursuant to which one or more purchasers acquire, in a single transaction, all or substantially all of the assets of IMPATH Information Services, Inc. and its direct Subsidiaries, free and clear of all claims, liens and encumbrances, pursuant to a sale under Sections 363 and 365 of the Bankruptcy Code or otherwise.

          "Non-Excluded Taxes": as defined in Section 2.11(a).

          "Note": any promissory note evidencing any Revolving Credit Loan.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Revolving Credit Loans) the Revolving Credit Loans and all other obligations and liabilities of the Borrower and the Guarantors to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Orders": the Interim Order and the Final Order.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 13.6(b).

          "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Petition Date": as defined in the recitals hereto.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Plan of Reorganization": a Chapter 11 plan of reorganization in any of the Cases.

          "Prepetition Administrative Agent": Fleet National Bank, as administrative agent under the Prepetition Credit Agreement.

          "Prepetition Credit Agreement": the Credit Agreement dated as of June 4, 2001, among the Borrower, the Guarantors, the Prepetition Lenders and the Prepetition Administrative Agent, as amended, supplemented or otherwise modified prior to the Petition Date.

          "Prepetition Collateral": all Property securing the Prepetition Obligations.

          "Prepetition Lenders": collectively, the several banks, financial institutions and other entities from time to time parties to the Prepetition Credit Agreement.

          "Prepetition Obligations": the aggregate outstanding principal amount of the loans and other financial accommodations made under or pursuant to the Prepetition Credit Agreement (including, without limitation, in connection with all guarantees thereof) and all accrued but unpaid interest and fees, costs and other charges payable to the Prepetition Administrative Agent or the Prepetition Lenders under or pursuant to the Prepetition Credit Agreement and related loan documents.

          "Prime Rate": the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors).

          "Property": collectively, any and all right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, fixtures, health-care-insurance receivables, Capital Stock of each of the Borrower's Subsidiaries, promissory notes (including, without limitation, all inter-company notes), real estate, leasehold interests, causes of action, tax refunds, cash, investments, securities and other property contained in any account maintained by the Borrower or any Guarantor (including, without limitation, cash and cash equivalents) with Fleet National Bank or any other financial institution.

          "Real Properties": as defined in Section 5.16(a).

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim, any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries or any Federal, State, county or other tax refund.

          "Reference Lender": Fleet National Bank, Hartford, CT office.

          "Register": as defined in Section 13.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss.4043.

          "Required Lenders": at any time, the holders of more than 50% of the total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the total Revolving Extensions of Credit then outstanding.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Account": as defined in Section 6.1(e).

          "Responsible Officer": the chief executive officer, president, chief restructuring officer, or the chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief restructuring officer of the Borrower or the chief financial officer.

          "Restricted Payments": as defined in Section 8.6.

          "Revolving Credit Commitment": as to any Lender, for any period, the obligation of such Lender, if any, to make Revolving Credit Loans and acquire participation in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" for such period, opposite such Lender's name, on
     Schedule 1 hereto, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Credit Commitments of all Lenders is $15,000,000.

          "Revolving Credit Commitment Period": the period beginning on the Closing Date and ending on the Termination Date.

          "Revolving Credit Facility": The Revolving Credit Commitments and the Revolving Credit Loans made thereunder.

          "Revolving Credit Loans": as defined in Section 2.1.

          "Revolving Credit Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes the aggregate amount of all Revolving Extensions of Credit then outstanding).

          "Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (ii) such Lender's Revolving Credit Percentage of LC Exposure.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Super-Priority Claim": a claim against the Borrower or any Guarantor which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

          "Tax Refund": Any Federal, state, county or other tax refund or overpayment owing to the Borrower or any of its Subsidiaries.

          "Termination Date": the earliest to occur of (a) the Maturity Date,
     (b) the termination of the Revolving Credit Commitments in accordance with the terms hereof, (c) the Effective Date or (d) the closing date of the Core 363 Sale.

          "Transferee": as defined in Section 13.15.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

           1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

           (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

           (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      Section 2. REVOLVING CREDIT FACILITY: AMOUNT AND TERMS OF COMMITMENTS

           2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof and in accordance with the Budget and the Orders, each Lender severally agrees to make revolving credit loans denominated in Dollars ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of LC Exposure then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment; it being understood that no Lender shall make any Revolving Credit Loan if, after giving effect thereto, the sum of such Lender's
(i) then outstanding Revolving Credit Loans and (ii) Revolving Credit Percentage of LC Exposure would exceed such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

           (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Termination Date.

           2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall give the Administrative Agent irrevocable notice which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date, specifying (i) the amount of Revolving Credit Loans to be borrowed and (ii) the requested Borrowing Date. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be made in an amount equal to $100,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $100,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

           2.3 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.8.

           (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

           (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder and any Note evidencing such Revolving Credit Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

           (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

           (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit C, with appropriate insertions as to date and principal amount.

           2.4 Fees, etc. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

           (a) The Borrower hereby agrees to pay the Administrative Agent, on behalf of the Lenders, a facility fee as follows: (i) $500,000 on the Closing Date and (ii) $1,000,000 on the Termination Date.

           (b) The Borrower hereby agrees to pay the Administrative Agent, for its own account, an agency fee as follows: (i) $50,000 on the Closing Date and
(ii) $100,000 on the Termination Date.

           2.5 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the then outstanding Revolving Extensions of Credit would exceed the aggregate Revolving Credit Commitments. Any such reduction shall be in an amount equal to $100,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

           2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least one Business Day prior thereto, which notice shall specify the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

           2.7 Mandatory Prepayments and Commitment Reductions. (a) If, at any time during the Revolving Credit Commitment Period, the sum of the aggregate outstanding Revolving Extensions of Credit exceeds the aggregate Revolving Credit Commitments, the Borrower shall, without notice or demand, immediately apply an amount equal to such excess first, to the prepayment in full of the Revolving Credit Loans, second, to the payment in full of any Reimbursement Obligations then outstanding and third, to the cash collateralization of outstanding Letters of Credit by depositing into the Cash Collateral Account an amount up to 105% of the amount by which the aggregate Letters of Credit then outstanding exceeds the amount of cash held in the Cash Collateral Account.

           (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Recovery Event or Tax Refund then on such date the Borrower shall apply an amount equal to such Net Cash Proceeds first, to the prepayment in full of the Revolving Credit Loans, second, to the payment in full of any Reimbursement Obligations then outstanding and third, to the cash collateralization of outstanding Letters of Credit by depositing into the Cash Collateral Account an amount up to 105% of the amount by which the aggregate Letters of Credit then outstanding exceeds the amount of cash held in the Cash Collateral Account. All amounts applied pursuant to clauses first, second and third above, other than in respect of (i) the Non-Core 363 Sale and
(ii) Tax Refunds in an aggregate amount up to $1,500,000 shall permanently and ratably reduce the Revolving Credit Commitment of each Lender.

           2.8 Interest Rates and Payment Dates. (a) Each Revolving Credit Loan shall bear interest at a rate per annum equal to the Prime Rate plus 3.00%. Any changes in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

           (b) If and so long as a Default or an Event of Default exists hereunder, all outstanding Revolving Credit Loans, Reimbursement Obligations and any other Obligation shall bear interest at a rate per annum that is equal to the Prime Rate plus 5.00%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

           (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

           2.9 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

           (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. 2.10 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Credit Commitments of the Lenders, shall be made pro rata according to the respective Revolving Credit Percentages of the Lenders. Each payment (other than prepayments) in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

           (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders.

           (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day, shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

           (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Credit Loans, on demand, from the Borrower.

           (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

           2.11 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between such Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Administrative Agent or any Lender hereunder, the amounts so payable to such Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.11(a).

           (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.11 shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

           (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit D and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

           (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

           2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Credit Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.11(a).

                          Section 3. LETTERS OF CREDIT

           3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the date which is three Business Days prior to the Maturity Date.

           (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

           (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

           3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days but no later than five Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

           3.3 Fees and Other Charges. (a) The Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/8 of 1% per annum, payable in arrears on each L/C Fee Payment Date after the issuance date.

           (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

           3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

           (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.

           (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

           3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate per annum applicable to Revolving Credit Loans under the Revolving Credit Facility. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for borrowing pursuant to
Section 2.2 in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

           3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

           3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

           3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                         Section 4. PRIORITY AND LIENS

           4.1 Priority and Liens. (a) The Borrower and the Guarantors hereby covenant, represent and warrant that, upon entry of the Interim Order and continued upon entry of the Final Order, the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Super-Priority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all Collateral, including without limitation, all cash maintained in the Cash Collateral Account and the Health-Care-Insurance Receivables Account and any direct investments of the funds contained therein, that is otherwise not encumbered by a valid and perfected Lien as of the Petition Date, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all Collateral (other than the Prepetition Collateral) that is subject to valid and perfected Liens in existence on the Petition Date or valid Liens perfected (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code, provided, however, that the Liens granted in favor of the Administrative Agent (for the ratable benefit of the Lenders) shall be senior to any Lien which is expressly stated herein to be junior to the Liens in favor of the Administrative Agent (for the ratable benefit of the Lenders), and
(iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on (1) the Prepetition Collateral and (2) any Property of the Borrower and the Guarantors on which a Lien is granted after the Petition Date, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to a carve-out (the "Carve-Out") for (x) following the occurrence and during the continuance of a Default or Event of Default and notice from the Administrative Agent of the triggering of such carve-out to the Borrower, its counsel and counsel to any statutory committee appointed in the Cases, the payment (as the same may be due and payable) of fees and disbursements of professionals retained pursuant to
Section 327 or 1103(a), as applicable, by the Debtors and any statutory committees appointed in the Cases, which fees and disbursements have been allowed by order of the Bankruptcy Court (including any compensation previously incurred to the extent subsequently allowed), in an aggregate amount not to exceed $1,000,000, and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and any fees payable to the Clerk of the Bankruptcy Court, provided, further that following the Termination Date, amounts in the Cash Collateral

Account shall not be subject to the Carve-Out. It is hereby understood that, subject only to the Carve-Out, no cost or expense of administration under Sections 105, 364(c)(1), 503(b), 506(c) or 507(b) of the Bankruptcy Code, or otherwise, and those resulting from the conversion of any of the Cases pursuant to Section 1112 of the Bankruptcy Code, shall be senior to, or pari passu with, the Super-Priority Claims of the Lenders. Without prejudice to any Lender's right to object to the interim or final allowance of any compensation or reimbursement of expenses, the Lenders agree that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid shall not reduce the Carve-Out.

           (b) As to all Collateral, including without limitation, all real property the title to which is held by either the Borrower or a Guarantor or the possession of which is held by the Borrower or a Guarantor pursuant to leasehold interests, the Borrower and each of the Guarantors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent (for the ratable benefit of the Lenders) all of its right, title and interest in all of such Collateral, including without limitation, all owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower or Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens granted in favor of the Administrative Agent (for the ratable benefit of the Lenders) in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien or other instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that if requested by the Administrative Agent, the Borrower and the Guarantors shall enter into separate security agreements, pledge agreements and fee and leasehold mortgages with respect to such Collateral on terms reasonably satisfactory to the Administrative Agent.

           4.2 Security Interest in Accounts. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Administrative Agent (for the ratable benefit of the Lenders), and hereby grant to the Administrative Agent (for the ratable benefit of the Lenders) a first priority security interest, senior to all other Liens, if any, in all of the Borrower's right, title and interest in and to the Cash Collateral Account, the Health-Care-Insurance Receivables Account and any other deposit accounts, and any direct investment of the funds contained therein.

           4.3 Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

           4.4 No Discharge; Survival of Claims. The Borrower and each Guarantor agrees that to the extent the Obligations hereunder are not satisfied in full,
(i) the Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and the Borrower and the Guarantors pursuant to Section 1141(d)(4) of the Bankruptcy Code hereby waive any such discharge) and (ii) the Super-Priority Claims granted to the Administrative Agent (for the ratable benefit of the Lenders) pursuant to the Orders and the Liens granted to the Administrative Agent (for the ratable benefit of the Lenders) pursuant to the Orders shall not be affected in any manner by the entry of a Confirmation Order.

           Section 5. REPRESENTATIONS AND WARRANTIES

           To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and to induce the Issuing Lender and the Lenders to issue and participate in, respectively, Letters of Credit, the Borrower and each Guarantor hereby jointly and severally represents and warrants to the Administrative Agent, the Issuing Lender and each Lender that:

           5.1 Financial Condition. The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the audited consolidated balance sheet of the Borrower as at December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date. During the period from December 31, 2002 to and including the date hereof there has been no Disposition by the Borrower or its Subsidiaries of any material part of its business or Property.

           5.2 No Change. Since June 30, 2003 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect other than as set forth in any public filings under the Securities Exchange Act of 1934 made, or otherwise disclosed in any press releases issued, by the Borrower and delivered to the Administrative Agent and those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, including, without limitation, the deterioration in results of operations and the occurrence of defaults under various agreements.

           5.3 Corporate Existence; Compliance with Law. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order when applicable) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except as provided for in Schedule 5.3(c) and (d) is in compliance with all Requirements of Law except as provided for in
Schedule 5.3(d) and to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

           5.4 Corporate Power; Authorization; Enforceable Obligations. Upon entry of the Interim Order, each Loan Party shall have the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder.

Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement and the Orders. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (other than entry of the Orders) or any other Person is required in connection with the transactions and the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Upon entry of the Interim Order, this Agreement will constitute, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms and the orders at law.

           5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation (other than any provision restricting the incurrence of indebtedness or granting of liens) of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by this Agreement and the Orders). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

           5.6 No Material Litigation. Other than as set forth in Schedule 5.6, there is no unstayed litigation, investigation or proceeding by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

           5.7 Ownership of Property; Liens. The Borrower and each of its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by Section 8.3.

           5.8 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

           5.9 Taxes. Other than as set forth in Schedule 5.9, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and, except as excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court, has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

           5.10 Federal Regulations. No part of the proceeds of any Revolving Credit Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

           5.11 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

           5.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

           5.13 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.


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
5.14 Subsidiaries. (a) The Subsidiaries listed on Schedule 5.14 constitute all the Subsidiaries of the Borrower at the date hereof. Schedule 5.14 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

           (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on
Schedule 5.14.

           5.15 Use of Proceeds. The proceeds of the Revolving Extensions of Credit shall be used for (a) the working capital and other corporate needs of the Borrower and the Guarantors in the ordinary course of business and (b) payment of Chapter 11 expenses, including professional fees, in each case subject to the terms of this Agreement, the Orders and the Budget.

           5.16 Environmental Matters. Other than as set forth on Schedule 5.16 and/or exceptions to any of the following that could not in the aggregate reasonably be expected to result in the payment of a Material Environmental
Amount:

          (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Real Properties") do not contain, and, to the best knowledge of the Borrower, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or
     (ii) could give rise to liability under, any Environmental Law.

          (b) The Real Properties and all operations at the Real Properties are in material compliance, and have, to the best knowledge of the Borrower, in the last five years been in material compliance, with all applicable Environmental Laws, and there is, to the best knowledge of the Borrower, no contamination at, under or about the Real Properties or violation of any Environmental Law with respect to the Real Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"). Neither the Borrower nor any of its Subsidiaries has assumed or retained any liability of any other Person under Environmental Laws.

          (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Real Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Real Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Real Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements binding on the Borrower or any Subsidiary outstanding under any Environmental Law with respect to the Real Properties or the Business.

          (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Real Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

           5.17 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Bankruptcy Court, the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Bankruptcy Court or to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

           5.18 Regulation H. No Real Property is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                        Section 6. CONDITIONS PRECEDENT

           6.1 Conditions to Initial Revolving Extension of Credit. The agreement of each Lender to make the initial Revolving Extension of Credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Guarantor and (ii) if requested by a Lender, a Note for the account of each relevant Lender, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b) Interim Order. The Administrative Agent shall have received, on or before October 3, 2003, a copy of the Interim Order entered by the Bankruptcy Court approving this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and granting the Liens and Super-Priority Claims described in Section 4.1 and finding that the Lenders are extending credit to the Borrower in good faith within the meaning of
     Section 364(e) of the Bankruptcy Code, which Interim Order (i) shall be in form and substance reasonably satisfactory to the Administrative Agent,
     (ii) shall have been entered upon an application of the Borrower reasonably satisfactory in form and substance to the Administrative Agent, (iii) shall be in full force and effect and (iv) shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect.

          (c) First Day Orders; Cash Collateral Arrangements. All orders submitted to the Bankruptcy Court on or about the Petition Date shall be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall be satisfied with all post-Petition Date cash collateral arrangements of the Borrower and the Guarantors.

          (d) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (e) Fees. The Lenders and the Administrative Agent shall have received, on or before the Closing Date, all fees required to be paid, and all expenses for which invoices have been presented, including, without limitation, any fees due and payable on the Closing Date and all reasonable fees, disbursements and other charges of the Administrative Agent's counsel and the Financial Advisor. Additionally, the Borrower shall have established a professional fees retainer account (the "Reserve Account") for the benefit of professionals retained by the Administrative Agent, in an amount equal to $250,000. The Reserve Account shall at no time be permitted to contain less than $100,000.

          (f) Budget. The Administrative Agent and the Lenders shall have received the initial Budget in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          (g) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments.

          (h) Legal Opinions. The Administrative Agent shall have received an executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F, and such other opinions as the Administrative Agent may reasonably require.

          (i) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 7.6.

          (j) Availability. The Administrative Agent shall be satisfied that, after giving effect to the initial Revolving Credit Loan (on a pro forma basis) the aggregate Revolving Credit Commitments of all Lenders are adequate to ensure sufficient funding for the Borrower and its Subsidiaries to carry on their operations and perform their obligations in the ordinary course of business.

          (k) Chief Restructuring Officer. The Borrower shall have appointed Holly Etlin of Crossroads LLC as Chief Restructuring Officer on terms that are acceptable to the Administrative Agent and the Required Lenders.

          (l) Collateral Certificate. The Borrower and its Subsidiaries shall have completed and provided to the Administrative Agent and the Lenders a collateral certificate, a form of which is attached as Exhibit H hereto.

          (m) Cash Management System. The Borrower and the Guarantors shall have established a Cash Collateral Account and Health-Care-Insurance Receivables Accounts and maintain a system of cash management acceptable to the Administrative Agent. In connection therewith, the Borrower shall seek entry of appropriate first day orders in the Cases establishing the Cash Collateral Account and Health-Care-Insurance Receivables Account and providing for the implementation of such cash management system.

           6.2 Conditions to Each Revolving Extension of Credit. The agreement of each Lender to make any Revolving Extension of Credit requested to be made by it hereunder on any date (including, without limitation, its initial Revolving Extension of Credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the making of the Revolving Extension of Credit requested to be made on such date.

          (c) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect or, if the date of such requested Revolving Extension of Credit is more than 30 days after the Closing Date or the amount of such Revolving Extension of Credit, when added to the Revolving Extensions of Credit outstanding, would exceed the maximum amount authorized under the Interim Order, the Final Order shall have been entered, be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and shall be in form and substance satisfactory to the Administrative Agent.

          (d) Fees. The Lenders and the Administrative Agent shall have received, on or before the date on which such fees and expenses are due and payable, any fees and expenses for which invoices have been presented, including, without limitation, and all reasonable fees, disbursements and other charges of the Administrative Agent's counsel and the Financial Advisor.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.

                        Section 7. AFFIRMATIVE COVENANTS

           The Borrower and the Guarantors hereby agree that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding, or any Revolving Credit Loan or other amount is owing to any Lender or to the Administrative Agent hereunder, the Borrower and the Guarantors shall and shall cause their Subsidiaries to:

           7.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception (other than with respect to the Cases) by an independent certified public accountant of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the end of each fiscal month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and, with respect to the financial statements required by Section 7.1(a), in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

           7.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender, or, in the case of clause (n), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
     (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal month, fiscal quarter or fiscal year of the Borrower, as the case may be;

          (c) as soon as available but no later than 4:00 p.m. (New York City time) on the second Business Day of each week beginning on October 7, 2003,
     (i) a copy of an amended Budget (the "Amended Budget") which shall set forth (i) in comparative form, the actual results achieved and projections for the prior week including the prior week's actual cash receipts and disbursements and the percentage variance of the actual results from those reflected in the Budget as then in effect and (ii) projections for the following 13 weeks, including a rolling cash receipts and disbursements forecast for such period. The Amended Budget shall be accompanied by a certificate of a Responsible Officer stating that such Amended Budget is based upon reasonable estimates and is accurate to the best knowledge of such Responsible Officer and detailing the material assumptions on which such update was based. If there is no objection to such Amended Budget from the Administrative Agent within two Business Days, such Amended Budget shall be deemed to be the Budget in effect after such time. If the Administrative Agent objects to such Amended Budget within two Business Days, the then existing Budget shall, until there is an agreement between the Borrower and the Administrative Agent on a new Amended Budget, be deemed to be in force and effect as the Budget;

          (d) as soon as available but no later than the tenth Business Day of each month, an accounts receivable and accounts payable aging, in form and substance satisfactory to the Administrative Agent;

          (e) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information or other documents filed on or on behalf of the Borrower or the Guarantors with the Bankruptcy Court or the United States Trustee in the Cases, or distributed to any official committee appointed in the Cases;

          (f) within three days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of public equity securities and, within three days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

          (g) the results of each physical verification which the Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Accounts (and, if a Default or an Event of Default shall have occurred and be continuing, the Borrower shall, upon the request of the Administrative Agent, conduct or cause its Subsidiaries to conduct, and deliver the results of, such physical verifications as the Administrative Agent may require);

          (h) such other reports, statements and reconciliations with respect to the Collateral as the Administrative Agent shall from time to time request in its reasonable discretion;

          (i) promptly after the same is available, all reports and materials delivered by the Forensic Accountants to the Borrower, its Subsidiaries and/or the Borrower's board of directors or a committee thereof;

          (j) promptly after the same is available, all financial information and other documents delivered to the Investment Bankers;

          (k) weekly written report on the progress of: (i) the status of the Core 363 Sale and the Non-Core 363 Sale, (ii) the Debtors' operating initiatives, and (iii) such other items as the Administrative Agent may request;

          (l) a bi-weekly conference call (or more frequently as the Administrative Agent may request) with the Debtors, including the Chief Restructuring Officer, and such other of the Debtors' professionals that Administrative Agent may request; and

          (m) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

           7.3 Collateral Audit. Permit employees, representatives and/or agents of the Administrative Agent, at any time upon the Administrative Agent's reasonable request, during normal business hours, to enter into the premises of the Borrower and any of its Subsidiaries to conduct audits, the reasonable cost and expense of which will be borne by the Borrower, of the assets of the Borrower and its Subsidiaries that comprise the Collateral.

           7.4 Payment of Obligations. Except as excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

           7.5 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) except as excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

           7.6 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

           7.7 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and, with reasonable notice, to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

           7.8 Notices. Promptly and in any event within one Business Day, give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any post-Petition Date Contractual Obligation of the Borrower or any of its Subsidiaries, (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, or
     (iii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any of its shareholders, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any post-Petition Date litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 10 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) as soon as possible and in any event within five days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by the Borrower and its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrower;

          (f) as soon as possible and in any event within five days of obtaining knowledge thereof: (i) any development or event that individually or in the aggregate with other developments or events with respect to any litigation or proceeding that could reasonably be expected to result in a judgment or decree against the Borrower and its Subsidiaries that, in the individually or in the aggregate, may cause a Material Adverse Effect; and (ii) any development or event that individually or in the aggregate with other developments or events with respect to any investigation or proceeding by any Governmental Authority (including, but not limited to the SEC) that could reasonably be expected to result in a Material Adverse Effect;

          (g) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

           7.9 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

           7.10 Further Assurances. From time to time at the cost and expense of the Borrower, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement, the other Loan Documents or the Orders, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement, the other Loan Documents or the Orders which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

           7.11 Retention of Chief Restructuring Officer. The Borrower shall at all times after the Closing Date, maintain the employment of a Chief Restructuring Officer satisfactory to the Administrative Agent and the Required Lenders. Such Chief Restructuring Officer shall assist the Borrower's senior management in the management of the Borrower's finances and operations, shall report directly to the Borrower's board of directors and shall otherwise be retained on terms satisfactory to the Administrative Agent.

           7.12 Retention of Investment Bankers. The Borrower shall at all times after the Closing Date, maintain the employment of the Investment Bankers.

           7.13 Cash Management System. The Borrower and the Guarantors shall maintain the Cash Collateral Account and Health-Care-Insurance Receivables Account at all times during the Revolving Credit Commitment Period. All Health-Care-Insurance Receivables shall be directed to the segregated Health-Care-Insurance Receivables Account which shall be swept daily and applied to the prepayment of the Loans.

           7.14 Consultants. Borrowers shall cooperate in all reasonable respects with the Financial Advisor retained by the Administrative Agent and shall pay or reimburse the Administrative Agent on demand for all fees and out-of-pocket expenses incurred in connection therewith.

                         Section 8. NEGATIVE COVENANTS

           The Borrower and the Guarantors hereby agree that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding, or any Revolving Credit Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly:

           8.1 Compliance with Budget. Permit for any calendar week, commencing with the week ended October 10, 2003, (i) actual receipts for such period to be less than 90% of the receipts forecasted in the Budget for such period or (ii) actual operating disbursements for such period to be more than 110% of the operating disbursements forecasted in the Budget for such period.

           8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) unsecured Indebtedness of any Loan Party (A) incurred in the ordinary course of business of the Borrowers and their Subsidiaries (including open accounts extended by suppliers in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves have been established on the books of such Borrower or such Subsidiary) and (B) in respect of performance, surety, statutory, appeal bonds or similar obligations provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Guarantee Obligations in respect thereof;

          (c) Indebtedness outstanding on the date hereof and listed on Schedule 8.2(c); and

          (d) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Guarantor.

           8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof securing Indebtedness permitted by Section 8.2(c), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens created pursuant to this Agreement and the Orders;

          (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods by the Borrower or its Subsidiaries.

           8.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any Guarantor; and

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Guarantor.

           8.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property with an aggregate book value not in excess of $1,000,000 in the ordinary course of business;

          (b) the sale of Inventory in the ordinary course of business;

          (c) Dispositions permitted by Section 8.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Guarantor; and

          (e) any Recovery Event, provided, that the requirements of Section 2.7(b) are complied with in connection therewith.

           8.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments").

           8.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure at any time, except Capital Expenditures of the Borrower and its Subsidiaries in an amount not to exceed $250,000 during the Revolving Credit Commitment Period.

           8.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a) Investments in existence on the date hereof listed on Schedule 8.8(a);

          (b) extensions of trade credit in the ordinary course of business;

          (c) Investments by a Debtor in another Debtor in the ordinary course of business;

          (d) Investments in Cash Equivalents;

          (e) Investments arising in connection with the incurrence of Indebtedness permitted by Section 8.2(b); and

          (f) post-Petition Date loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel and entertainment expenses) in an aggregate amount for the Borrower and Subsidiaries not to exceed $100,000 at any one time outstanding.

           8.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the

Borrower or any Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

           8.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

           8.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on the Saturday following closest to December 31 (which Saturday may fall in the succeeding calendar year) or change the Borrower's method of determining fiscal quarters.

           8.12 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents.

           8.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

           8.14 Cash Collateral Account. Except to the extent required by
Section 8.15, (a) permit any cash received and used in the business of the Borrower and the Guarantors to be held by the Borrower or any Guarantor or deposited in any account other than the Cash Collateral Account or the accounts listed on Schedule 8.14 or (b) permit any collections by the Borrower and the Guarantors to be held by the Borrower or any Guarantor or deposited in any account other than the Cash Collateral Account or the accounts listed on
Schedule 8.14.

           8.15 Health-Care-Insurance Receivables Account. The Borrower and each of its Subsidiaries shall not deposit, cause to be deposited or instruct any Person to deposit any amount owing under any Health-Care-Insurance Receivables directly into any account established by any of the Credit Parties with the Administrative Agent or any of the Lenders or any of their respective Affiliates other than the Health-Care-Insurance Receivables Account.

           8.16 Chapter 11 Claims; Payment of Pre-Petition Date Claims. (a) Except for the Carve-Out, incur, create, assume, suffer to exist or permit any other Super-Priority Claim or Lien which is pari passu with or senior to the claims of (i) the Administrative Agent and the Lenders granted pursuant to this Agreement and the Orders or (ii) other than for claims referenced in clause (i), the Prepetition Agent and the Prepetition Lenders granted pursuant to Section
4.1 and the Orders.

           (b) Make any payments of Indebtedness relating to pre-Petition Date obligations other than (i) as permitted under the Orders, (ii) as permitted by the Bankruptcy Court pursuant to the "First Day" Orders referred to in Section 6.1(c), including pre-petition wages and benefits and other employee-related claims, and (iii) as otherwise permitted under this Agreement.

           8.17 Proceeds of Revolving Credit Loans. (a) Make any expenditures, including without limitation, by using the proceeds of Revolving Credit Loans or Letters of Credit, for purposes other than those detailed in the Budget or (b) use any portion of the proceeds of the Revolving Credit Loans, Letters of Credit, the Carve-Out, the Collateral, or the Prepetition Lenders' Cash Collateral to (i) fund or otherwise benefit any entity other than the Borrower or the Guarantors or (ii) commence or prosecute any adversary proceeding or contested matter, including, without limitation, any formal discovery proceedings in anticipation thereof, (x) against the Administrative Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders or any of their attorneys, agents, subagents or advisors or (y) with respect to (1) the claims of the Prepetition Lenders against the Borrower or the Prepetition Lenders' Liens which secure the Prepetition Obligations or (2) the Super-Priority Claims or Liens granted to the Administrative Agent and the Lenders pursuant to this Agreement and the Orders.

           8.18 Reclamation Claims; Bankruptcy Code Section 546(g) Agreements.

          (a) Make any payments or transfer any property on account of claims asserted by any vendors of the Borrower or any Guarantor for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(c) of the Bankruptcy Code.

          (b) Enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of Property of the Borrower or any Guarantor to any vendor pursuant to Section 546(g) of the Bankruptcy Code.

           8.19 Reserve Account. The Borrower shall not at any time permit the balance of the Reserve Account to be in an amount equal to or less than $100,000.

                          Section 9. EVENTS OF DEFAULT

           If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Revolving Credit Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Revolving Credit Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in Sections 7.1, 7.2(c), 7.2(d), 7.2(e), 7.3, 7.11, 7.12, 7.13, 7.14 or Section 8; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 20 days; or

          (e) (i) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or (ii) an order of the Bankruptcy Court shall be entered in any of the Cases appointing a trustee under Chapter 11 of the Bankruptcy Code; or

          (f) (i) Except for the Carve-Out, an order of the Bankruptcy Court shall be entered granting another Super-Priority Claim or Lien pari passu with or senior to that granted (x) to the Administrative Agent (for the ratable benefit of the Lenders) pursuant to this Agreement and the Orders, or (y) to the Prepetition Lenders pursuant to the Orders (other than pursuant to clause (x) above), (ii) an order of a court of competent jurisdiction shall be entered staying, reversing, vacating or otherwise modifying this Agreement or either of the Orders without the consent of the Administrative Agent and the Required Lenders, or (iii) the Prepetition Lenders' Cash Collateral shall be used in a manner inconsistent with the Orders; or

          (g) An order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner having enlarged powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

          (h) The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any asset or assets of the Borrower or any Guarantor which have a value in excess of $100,000 in the aggregate; or

          (i) The filing of any pleading by the Borrower or any of its Subsidiaries seeking, or otherwise consenting to, any of the matters set forth in paragraphs (e) through (h); or

          (j) The Borrower or any of its Subsidiaries files any pleading seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the Liens granted to secure the Obligations or (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any Property which secures the Prepetition Obligations; or

          (k) There shall occur any event, including, without limitation, any change in the financial condition of the Borrower and its Subsidiaries, taken as a whole, after the Petition Date which results in, or could have, a Material Adverse Effect; or

          (l) The entry of the Final Order shall not have occurred within 30 days after the Petition Date; or

          (m) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (n) One or more judgments or decrees shall be entered after the Petition Date against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (o) Any Lien created by this Agreement or the Orders shall cease to be enforceable and of the same effect and priority purported to be created hereby or thereby or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (p) The guarantee contained in Section 11 shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (q) A proceeding or case shall be commenced, without the application or consent of any Subsidiary (other than a Guarantor), in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or an order for relief against any Subsidiary (other than a Guarantor) shall be entered in an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar laws; or

          (r) Any Subsidiary (other than a Guarantor) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar laws, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar laws or take any corporate action for the purpose of effecting any of the foregoing; or

          (s) Failure to receive expressions of interest with respect to a Non-Core 363 Sale in form and substance satisfactory to the Administrative Agent and the Required Lenders, on or before October 31, 2003; or

          (t) The entry of an order in form and substance satisfactory to the Administrative Agent and the Required Lenders approving the sales procedure with respect to a Non-Core 363 Sale shall not have occurred by December 12, 2003 or shall have been stayed, reversed, vacated or otherwise modified; or

          (u) Failure to receive expressions of interest with respect to a Core 363 Sale, in form and substance satisfactory to the Administrative Agent and the Required Lenders, on or before December 19, 2003; or

          (v) The entry of a final order in form and substance satisfactory to the Administrative Agent and the Required Lenders approving the Non-Core 363 Sale shall not have occurred by January 15, 2004 or shall have been stayed, reversed, vacated or otherwise modified; or

          (w) The entry of an order in form and substance satisfactory to the Administrative Agent and the Required Lenders approving the sales procedures with respect to a Core 363 Sale shall not have occurred by February 26, 2004 or shall have been stayed, reversed, vacated or otherwise modified; or

          (x) The entry of an order in form and substance satisfactory to the Administrative Agent and the Required Lenders approving the Core 363 Sale shall not have occurred by March 26, 2004 or shall have been stayed, reversed, vacated or otherwise modified;

then, in every such event, (A) if such event is an Event of Default specified in clause (l) above, without further order of or application to the Bankruptcy Court, the Revolving Credit Commitments shall immediately terminate and the Revolving Credit Loans then outstanding shall be forthwith due and payable, whereupon the principal of the Revolving Credit Loans, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower and the Guarantors accrued hereunder and under any other Loan Document (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; it being understood that the Administrative Agent may, after such acceleration, exercise the remedies afforded under Sections (B)(iii), (iv) and (v) below after providing the appropriate notice as set forth below, and (B) if such event is any other Event of Default, at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, and, at the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (with a copy to counsel for any statutory committee(s) appointed in the Cases and to the United States Trustee), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iii), (iv) and (v) below, the Administrative Agent shall provide the Borrower (with a copy to counsel for any statutory committee(s) appointed in the Cases and to the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby): (i) terminate forthwith the Revolving Credit Commitments; (ii) declare the Revolving Credit Loans then outstanding to be forthwith due and payable, whereupon the principal of the Revolving Credit Loans, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower and the Guarantors accrued hereunder and under any other Loan Document (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower upon demand to forthwith deposit in the Cash Collateral Account cash in an amount equal to 105% of the face amount of each unpaid Letter of Credit; it being understood that amounts held in the Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay all other Obligations of the Borrower hereunder and under the other Loan Documents; (iv) set-off amounts in the Cash Collateral Account or any other accounts of the Borrower or the Guarantors and apply such amounts to the Obligations of the Borrower hereunder and under the other Loan Documents; and
(v) exercise any and all remedies under this Agreement, the Orders, and applicable law available to the Administrative Agent and the Lenders.

                      Section 10. THE ADMINISTRATIVE AGENT

           10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

           10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

           10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

           10.4 Reliance by Agents. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.6 and all actions required by such Section in connection with such transfer shall have been taken. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and any of the Lenders' assignees.

           10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

           10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, consultants, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective officers, directors, employees, agents, consultants attorneys-in-fact or affiliates, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, consultants, attorneys-in-fact or affiliates.

           10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Credit Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Revolving Credit Loans shall have been paid in full, ratably in accordance with such Revolving Credit Percentages immediately prior to such date), for, and to save the Administrative Agent


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
harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Revolving Credit Loans and all other amounts payable hereunder.

           10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Revolving Credit Loans made or renewed by it and with respect to Letters of Credit provided or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

           10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

           10.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations which has been consented to in accordance with Section 12.1.


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
                             Section 11. GUARANTEE

           11.1 Guarantee. (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guarantee notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

           (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of either the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of either of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor.

           (c) Each of the Guarantors further agrees that this guarantee constitutes a guarantee of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by either of the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of either of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

           (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement and the other Loan Documents.

           (e) Each Guarantor's guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, this Agreement, the Notes or any other instrument evidencing any obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guarantee. Neither the Administrative Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

           (f) Subject to the grace periods provided by Section 9, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court.


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
           (g) In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability in Section 11.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors in such action or proceeding.

           11.2 No Impairment of Guarantee. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment in full), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of either the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

           11.3 Subrogation. Until the Obligations guaranteed hereby have been indefeasibly paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law.

                 Section 12. REMEDIES; APPLICATION OF PROCEEDS

           12.1 Remedies; Obtaining the Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, to the extent any such action is not inconsistent with the Orders and Section 9, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

          (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Borrower, any Guarantor or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any Requirements of Law), and for that purpose may enter upon the Borrower's or any Guarantors' premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower or Guarantor;


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
          (b) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Cash Collateral Account;

          (c) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations;

          (d) sell, assign or otherwise liquidate, or direct the Borrower or any Guarantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

          (e) take possession of the Collateral or any part thereof, by directing the Borrower or any Guarantor in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event the Borrower or such Guarantor shall at its own expense:

               (i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent;

               (ii) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 12.2; and

               (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Borrower's or any Guarantors' obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Administrative Agent shall be entitled to a decree requiring specific performance by the Borrower or any Guarantor of such obligation.

           12.2 Remedies; Disposition of the Collateral. Upon the occurrence and during the continuance of an Event of Default, and to the extent not inconsistent with the Orders and Section 9, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Administrative Agent under or pursuant to Section 12.1 or the Orders or otherwise, and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any Requirements of Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower and the Guarantors specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrower, the Guarantors or any nominee thereof to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower and the Guarantors specifying


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
the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Administrative Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in one newspaper in general circulation in New York City. Subject to Section 12.4, to the extent permitted by any such Requirement of Law, the Administrative Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Borrower, the Guarantors or the Prepetition Lenders (except to the extent of surplus money received). If, under mandatory Requirements of Law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower or Guarantors as hereinabove specified, the Administrative Agent need give the Borrower and Guarantors only such notice of disposition as shall be reasonably practicable.

           12.3 Application of Proceeds. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if, upon the occurrence and during the continuance of an Event of Default, there occurs an acceleration of the amounts due hereunder under Section 9, any payment by the Borrower or Guarantors on account of the Obligations or the Prepetition Obligations and any proceeds arising out of any realization (including after foreclosure) upon the Collateral or the Prepetition Collateral shall be applied, subject to the Carve-Out, as follows: first, to the payment in full of all costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Administrative Agent or any of the Lenders in connection with any such realization upon the Collateral, second, as a permanent reduction of the Revolving Credit Commitments, pro rata to the payment in full of the Revolving Credit Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), third, as a permanent reduction of the Revolving Credit Commitments, to the payment in full of all Reimbursement Obligations, fourth, as a permanent reduction of the Revolving Credit Commitments, to cash collateralize unreimbursed amounts paid under any Letter of Credit in an amount equal to 105% of any such amount, and fifth, to the payment in full of the Prepetition Obligations, and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Borrower or Guarantors or otherwise in a manner inconsistent with clause (i) of this Section 12.3(a) shall be held in trust and paid over or delivered to the Administrative Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

           (b) It is understood that the Borrower and the Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

           12.4 WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWER AND THE SUBSIDIARY GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION

WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER OR SUBSIDIARY GUARANTOR WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW AND THE BORROWER AND THE SUBSIDIARY GUARANTORS HEREBY FURTHER WAIVE, TO THE EXTENT PERMITTED BY LAW:

          (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent's or any Lender's gross negligence or willful misconduct;

          (b) all other requirements to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

          (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Borrower and each Guarantor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waive the benefit of all such laws.

           12.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Orders or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Administrative Agent shall bring any suit to enforce any of its rights or any of the Lenders' rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including attorney's fees, and the amounts thereof shall be included in such judgment.

           12.6 Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Borrower, the Guarantors, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement and the Orders, and all rights, remedies and powers of the Administrative Agent and the Lenders shall continue as if no such proceeding had been instituted.

                           Section 13. MISCELLANEOUS

           13.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Administrative Agent, the Required Lenders and each Loan Party party to the relevant Loan Document may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (y) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

          (i) forgive the principal amount or extend the final scheduled date of maturity of any Revolving Credit Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Revolving Credit Commitment of any Lender, or modify the Super-Priority Claim status of the Lenders in respect of the Revolving Credit Facility, in each case without the consent of each Lender directly affected thereby;

          (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, waive the condition precedent set forth in Section 6.2(b) (unless the related Default or Event of Default could be waived by less than all the Lenders), consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, or release any Guarantor from its obligations under Section 11, in each case without the consent of all Lenders;

          (iii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; or

          (iv) amend, modify or waive any provision of Section 10 without the consent of the Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Revolving Credit Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

           13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows, and (b) in the case of the Lenders, as set forth on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

                     The Borrower:               IMPATH Inc.
                                                 521 West 57th Street
                                                 New York, New York 10019
                                                 Attention: Carter Eckert, CEO
                                                 Telecopy:
                                                 Telephone: (212) 698-0369

                     with a copy to:             Weil, Gotshal & Manges, LLP
                                                 Attention:  Warren Buhle, Esq.
                                                 767 Fifth Avenue
                                                 New York, New York 10153
                                                 Telecopy:  (212) 310-8007
                                                 Telephone:  (212) 310-8898



                     The Administrative Agent:   Fleet National Bank
                                                 777 Main Street
                                                 Hartford, CT  06115
                                                 Attention:  Edward Walsh
                                                 Telecopy:  (860) 952-6775
                                                 Telephone:  (860) 952-6767


                     with a copy to:             Mayer, Brown, Rowe & Maw LLP
                                                 1675 Broadway
                                                 New York, New York  10019
                                                 Attention:  Rick Hyman, Esq.
                                                 Telecopy:  (212) 849-5664
                                                 Telephone:  (212) 506-2664
provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

           13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

           13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans and other extensions of credit hereunder.

           13.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Revolving Credit Facility (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of the Administrative Agent's counsel and financial advisors, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents in connection herewith or therewith, including, without limitation, the fees and disbursements of any counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of the Administrative Agent's counsel and financial advisor, (c) to pay, indemnify, or reimburse each Lender and the Administrative Agent for, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents in connection herewith or therewith, and (d) to pay, indemnify or reimburse each Lender, the Administrative Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents in connection herewith or therewith, including, without limitation, any of the foregoing relating to the use of proceeds of the Revolving Credit Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower at the address set forth in Section 13.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Revolving Credit Loans and all other amounts payable hereunder.

           13.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Revolving Credit Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

           (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 13.1(a). The Borrower agrees that if amounts outstanding under this Agreement and the Revolving Credit Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this

Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefit of Section
2.11 with respect to its participation in the Revolving Credit Commitments and the Revolving Credit Loans outstanding from time to time as if such Participant were a Lender; provided that, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

           (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity which is regularly engaged in the making of, purchasing or investing in, loans and having total assets in excess of $300,000,000 (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee and such Assignor (and, where the consent of the Administrative Agent is required pursuant to the foregoing provisions, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000, unless otherwise agreed by the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Revolving Credit Commitments and/or Revolving Credit Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.11 and 13.5 in respect of the period prior to such effective date).

           (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Revolving Credit Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loans and any Notes evidencing such Revolving Credit Loans recorded therein for all purposes of this Agreement. Any assignment of any Revolving Credit Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Revolving Credit Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Revolving Credit Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Revolving Credit Loans) at any reasonable time and from time to time upon reasonable prior notice.

           (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an Affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment upon request, a new Note to the order of the Assignor in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

           (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Revolving Credits Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Revolving Credit Loan or Note to any Federal Reserve Bank in accordance with applicable law.

           13.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or Lenders, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

           (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. 13.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

           13.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           13.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

           13.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

           13.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

           13.13 Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent and the Lenders or among the Borrower and the Lenders.

           13.14 Absence of Prejudice with Respect to Matters Before the Bankruptcy Court. The Borrower and the Guarantors acknowledge that the Bankruptcy Code and Bankruptcy Rules require them to seek Bankruptcy Court authorization for certain matters that may also be addressed in this Agreement. Neither the Borrower nor the Guarantors will mention in any pleading or argument before the Bankruptcy Court in support of, or in any way relating to, a position that Bankruptcy Court authorization should be granted on the ground that such authorization is permitted by this Agreement (unless a Person opposing any such pleading or argument relies on this Agreement to assert or question the propriety of such).

           13.15 Confidentiality. The Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

           13.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

           13.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                               IMPATH INC., as Borrower


                                               By: /s/ Richard C. Rosenzweig
                                                  ------------------------------
                                                  Name:  Richard C. Rosenzweig
                                                  Title: Sr. Vice President and
                                                         General Counsel

                            SUBSIDIARY GUARANTORS
                            ---------------------


                            IMPATH PREDICTIVE ONCOLOGY, INC., as Guarantor


                            By:  /s/ Richard C. Rosenzweig
                               -------------------------------------------------
                                 Name: Richard C. Rosenzweig
                                 Title: Vice President and General Counsel


                            MEDICAL REGISTRY SERVICES, INC., as Guarantor


                            By:   /s/ Richard C. Rosenzweig
                               -------------------------------------------------
                                 Name:  Richard C. Rosenzweig
                                 Title: Vice President and General Counsel


                            IMPATH INFORMATION SERVICES, INC., as Guarantor


                            By:   /s/ Richard C. Rosenzweig
                               -------------------------------------------------
                                 Name:  Richard C. Rosenzweig
                                 Title: Vice President and General Counsel


                            TAMTRON CORPORATION, as Guarantor


                            By:  /s/ Richard C. Rosenzweig
                               -------------------------------------------------
                                 Name:  Richard C. Rosenzweig
                                 Title: Vice President and General Counsel


                            IMPATH PHYSICIAN SERVICES, INC., as Guarantor


                            By:  /s/ Richard C. Rosenzweig
                               -------------------------------------------------
                                 Name: Richard C. Rosenzweig
                                 Title: Vice President and General Counsel

                               FLEET NATIONAL BANK, as Administrative
                               Agent and Lender


                               By:  /s/ Mark A. Vanosdol
                                  ----------------------------------------------
                                    Name:  Mark A. Vanosdol
                                    Title: Senior Vice President


                               THE BANK OF NEW YORK, as Lender


                               By:  /s/ Edward J. DeSalvio
                                  ----------------------------------------------
                                    Name:  Edward J. DeSalvio
                                    Title: Vice President


                               KEY CORPORATE CAPITAL INC., as Lender


                               By:  /s/ Michael V. Pronichi
                                  ----------------------------------------------
                                    Name:  Michael V. Pronichi
                                    Title: Vice President


                               BANK LEUMI USA, as Lender


                               By:  /s/ Richard Schwam
                                  ----------------------------------------------
                                    Name:  Richard Schwam
                                    Title: First Vice President